SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|X|  Definitive Proxy Statement
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|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MEDIWARE INFORMATION SYSTEMS, INC.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDIWARE INFORMATION SYSTEMS, INC.
1121 Old Walt Whitman Road
Melville, New York 11747-3005
(516) 423-7800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2000

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.

Notice is hereby given that the Annual Meeting of the Shareholders of Mediware Information Systems, Inc. will be held on June 14, 2000, at 140 East 45th Street, 43rd Floor, New York, NY 10017 (offices of The Kaufmann Fund, Inc.), at 10:00 A.M., New York City time, for the following purposes:

1.	To elect four Class II directors

2.	To approve a proposal to amend the 1992 Equity Incentive Plan as set forth in the accompanying proxy statement

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on April 28, 2000 as the record date for the meeting. Only holders of the Common Stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting are contained in the attached Proxy Statement.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY.

By Order of the Board of Directors

Lawrence Auriana
Chairman of the Board of Directors

May 1, 2000

MEDIWARE INFORMATION SYSTEMS, INC.
1121 Old Walt Whitman Road
Melville, New York 11747-3005

PROXY STATEMENT

May 1, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mediware Information Systems, Inc. (the “Company”) to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 140 East 45th Street, 43rd Floor, New York, New York 10017 (offices of The Kaufmann Fund) on June 14, 2000 at 10:00 A.M., New York City time, and any adjournment thereof. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being sent to the Company’s shareholders on or about May 1, 2000.

The Company’s Annual Report to Shareholders for the fiscal year ended June 30, 1999 is enclosed. Also enclosed are the Company’s Forms 10-Q for the first two quarters of the fiscal year to end June 30, 2000.

Proxies are being solicited by the Company from the holders of Common Stock with respect to the election of directors and the Proposal to amend the 1992 Equity Incentive Plan.

Please complete, sign, date and return the enclosed proxy. The proxy solicited hereby may be revoked at any time by executing and delivering a proxy of a later date, by delivering written notice of revocation to the Secretary of the Company, or by attending the meeting and giving oral notice of the intention to vote in person. Properly executed, delivered and unrevoked proxies in the form enclosed will be voted at the Annual Meeting or any adjournment thereof in accordance with the directions thereon. In the absence of such directions, the proxy will be voted in accordance with the recommendations of management.

The only class of voting securities of the Company is its Common Stock, par value $0.10 per share (“Common Stock”), of which 7,004,432 shares were outstanding on April 28, 2000, each entitled to one vote. Only shareholders of record on the close of business on April 28, 2000 shall be entitled to vote at the Annual Meeting.

The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of Directors. Therefore, the four nominees who receive the most votes will be elected. The favorable vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required to approve the amendment to the Company’s 1992 Equity Incentive Plan.

Abstentions will not constitute a vote cast. Brokers who hold shares in street names for customers generally will not be entitled to vote on certain matters unless they receive instructions from their customers (“broker non-votes”). As the vote on the Proposal will be determined by a majority of the votes cast in favor of or against the Proposal, any broker non-votes will have the effect of an abstention. Unless contrary instructions are given, all proxies received pursuant to this solicitation will be voted in favor of the election of the nominees named herein and in favor of the Proposal.

ELECTION OF DIRECTORS

As provided in the By-Laws, as amended, the Board has fixed the number of directors at eleven, which number is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each class has a minimum of three directors. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of Directors.

At the Annual Meeting, four Class II directors are to be elected to hold office for a three-year term until the annual meeting following the 2002 fiscal year and until their successors have been elected and qualified. Unless otherwise directed, the proxies named in the accompanying form of proxy intend to vote FOR all of the nominees named below. If any such nominee should not be available for election, the persons named as proxies may vote in their discretion for another nominee designated by the Board of Directors in such person’s place.

The information about the nominees and the present directors of the Company, and their security ownership, has been furnished by them to the Company. There are no family relationships between any of the nominees.

All four of the nominees, Messrs. Joseph Delario, Walter Kowsh, Jr., John C. Frieberg and Michael Montgomery are currently directors of the Company. Certain information with respect to the four nominees, Messrs. Delario, Kowsh, Frieberg and Montgomery is as follows:

Class II Director Nominee

Joseph Delario, age 65, has been a director since 1992. Mr. Delario was President and Chief Executive Officer of Quadrocom, Inc., a business consulting firm, until December 1992, and since then has been a business consultant and private investor in and active in the management of several computer service companies. Mr. Delario renders management and financial services to the Company. Mr. Delario received a B.A. degree from Fairleigh Dickenson University in 1956.

Walter Kowsh, Jr., age 50, has been a director since 1990. He is a consultant programmer specializing in Client/Server database systems. He was a Senior Programmer Analyst with Brown Bros. Harriman & Co. from 1989 to 1992. From 1986 to 1989, he was a computer consultant with Howard Systems International. He received a B.A. degree from Queens College and an M.B.A. from the New York Institute of Technology, and is a diplomat of New York University in Computer Programming and Systems Design.

John C. Frieberg, age 64, was President, C.E.O. and Chief Financial Officer of the Company from 1992 to July 1995, and has been a director since 1993. Mr. Frieberg joined Digimedics Corporation, which later became a wholly owned subsidiary of the Company, as President in October 1989. Prior thereto, he was President of Caleus, Inc., an information system company, from 1988 to 1989; President of Synergy Computer Graphics Corp., a computer peripheral equipment company, from 1984 to 1988; and President of NCR/DPI Inc., a computer systems manufacturing company, from 1972 to 1982. Mr. Frieberg received a B.S. degree in Industrial Engineering from the University of California at Los Angeles.

Michael Montgomery, age 52, was appointed a director and President, Chief Executive Officer of the Company in March 2000. Mr. Montgomery served as President of Alltel Healthcare Information Systems Division from 1990 until his retirement in 1998. Mr. Montgomery served as Executive Vice President of Sales and Marketing of Systematics, Inc. from 1980 until 1990 when it was acquired by Alltel Corporation. He studied mechanical engineering at the University of Utah.

DIRECTORS

The remaining current directors of the Company are as follows:

Class III Directors
(Terms Expire at the Annual Meeting Following the 2000 Fiscal Year)

Lawrence Auriana, age 55, has been Chairman of the Board of the Company since 1986 and a director since 1983. He has been a Wall Street analyst, money manager and venture capitalist for over 20 years. Since 1986, he has been Chairman, a director and, together with Hans Utsch, also a director of the Company, Portfolio Co-Manager of The Kaufmann Fund, Inc. He received a B.A. degree from Fordham University, studied at New York University Graduate School of Business, and is a senior member of The New York Society of Securities Analysts.

Jonathan H. Churchill, age 68, has been a director of the Company since 1992. Mr. Churchill has been a practicing attorney in New York City since 1958 and since May 1996 has been Counsel at Winthrop, Stimson, Putnam & Roberts. Mr. Churchill was a partner of Boulanger, Hicks & Churchill, P.C., from January 1990 to May 1996. Winthrop, Stimson, Putnam & Roberts rendered legal services to the Company during the last fiscal year, and the Company has retained and proposes to retain Winthrop, Stimson, Putnam & Roberts during the current year. Mr. Churchill received a B.A. from Harvard College and an L.L.B. from Harvard Law School.

John Gorman, M.D., age 67, was appointed a director in March 2000. Dr. Gorman is currently Clinical Professor of Pathology at New York University School of Medicine. Dr. Gorman served as a Director of the Blood Bank of Presbyterian Hospital, NY until 1981 and as Director of the Tisch Hospital Blood Bank at New York University Medical Center until his retirement in 1999. Dr. Gorman is a consultant to Mediware for new product development in the area of blood bank information systems. Dr. Gorman graduated from the University of Melbourne Medical School in 1953 and completed his residency in Anatomic and Clinical Pathology at Columbia Presbyterian Medical Center in 1960.

Clinton G. Weiman, M.D., age 74, has been a director since June 1996. From 1961 to January 1993 he was Corporate Medical Director, Senior Vice President of Citicorp/Citibank. Since 1994, Dr. Weiman has been independently engaged as a consultant with the Federal Reserve. In 1998 Dr. Weiman became associated with Executive Health Examiners as a physician. From 1956 to 1970 Dr. Weiman was engaged in private practice in New York, New York. Dr. Weiman received a B.A. degree from Princeton University and a medical degree from Cornell University Medical College. His appointments have included Clinical Associate Attending Physician at New York Hospital and Associate Professor, Clinical Medicine at Cornell University Medical College.

Class I Directors
(Terms Expire at the Annual Meeting Following the 2001 Fiscal Year)

Roger Clark, age 65, has been a director since 1983. From 1980 to 1987, he held a series of managerial positions in the computer products area with Xerox Corporation. In 1987, he became self-employed as a micro-computer consultant and programmer. In June 1997 he acquired a half-ownership in a recruitment advertising agency named R & J Twiddy Advertising (since re-named Talcott and Clark Recruitment Advertising, Inc.), which is based in New Canaan, Connecticut. Mr. Clark is the author of seven books on micro-computing and a director of The Kaufmann Fund, Inc., a mutual fund which invests in small and medium size growth companies.

Hans Utsch, age 61, has been a director since 1985. He has been independently engaged in money management and investment banking for over 20 years. Since 1986, he has been President and, together with Mr. Lawrence Auriana, Portfolio Co-Manager of The Kaufmann Fund, Inc. He received a B.A. degree from Amherst College and an M.B.A. from Columbia University.

Les N. Dace, age 53, has been a director since 1995. Mr. Dace was appointed Vice Chairman of the Board in charge of strategic planning and business development in October 1998. Mr. Dace joined the Company in 1992, as Vice President and General Manager for the Digimedics and Surgiware Product Centers. He was appointed President and C.E.O. of the Company in 1995 and held this post until October 1998. Prior to joining the Company, he was Vice President of Sales and Marketing for PRX Pharmacy Systems, a Colorado-based company providing hospital pharmacy management systems and home health software solutions. From 1983 to 1987, he was employed by NBI, Inc. as divisional President for its computer peripherals and office supplies company. Mr. Dace has a B.S. degree in Electrical Engineering from the University of Missouri.

Board Meetings and Committees

The Board of Directors met two times during the fiscal year ended June 30, 1999. All Directors, other than Mr. Utsch, attended all of the meetings of the Board of Directors and all of the meetings of the committees on which they served.

The Company’s Audit Committee is currently comprised of Messrs. Clark, Delario and Weiman. The Audit Committee met two times during fiscal 1999. At the present time, the Company does not have a nominating committee. The committees for the 1982 Employee Stock Option Plan, the 1992 Equity Incentive Plan, and the 1991 and 1997 Stock Option Plans for Non-Employee Directors, consist of Messrs. Clark and Weiman.

Compensation of Directors

It has been the Company’s practice, starting in 1987, to conserve cash by compensating directors for their services primarily through the grant of stock options and shares of Common Stock. In 1991 a Stock Option Plan for Non-Employee Directors (the “1991 Plan”) was adopted. The 1991 Plan expired in 1997 and was replaced by the 1997 Stock Option Plan for Non-Employee Directors (the “1997 Plan”). A summary description of the 1997 Plan is set forth below under the heading “1997 Stock Option Plan for Non-Employee Directors.”

Under the 1997 Plan each director in office on July 1, 1999 received 3,600 options (10,800 in the case of the Chairman) for services as a director, exercisable at $7.03, the fair market value of the Company’s Common Stock on July 1, 1999, the date of grant. These options shall expire on July 1, 2007.

Each director in office on July 1, 1998 also became entitled to receive for his services during fiscal 1999 shares of Common Stock valued at $10,000 ($30,000 in the case of the Chairman) based on the average of the high and low market prices per share on the first day of each quarter in fiscal year 1999, which was $7.367. Therefore, the directors received 1,357 shares (4,072 shares in the case of the Chairman) for fiscal 1999.

Each director in office on July 1, 1999 is entitled to receive for his services during fiscal 2000 shares of Common Stock value at $10,000 ($30,000 in the case of the Chairman) based on the average of the high and low market prices per share on the first day of each quarter in fiscal year 2000.

The members of the Compensation Committee and Audit Committee receive $1,500 for each meeting attended.

1997 Stock Option Plan for Non-Employee Directors

The 1997 Stock Option Plan for Non-Employee Directors (the “1997 Plan”) was adopted by the Board of Directors in June 1997 and subsequently approved by the Company’s shareholders at the January 1998 Annual Meeting. Under the plan, 3,600 options are granted annually to each non-employee director in office on July 1st (10,800 shares in the case of the Chairman) for their service in the upcoming fiscal year. Options granted under this plan are exercisable at 100% of the fair market value on the date of grant and are for terms of eight years. Options issued under the 1997 Plan vest in two equal installments, on the first day of the seventh month of the fiscal year in which issued and the first day of the following fiscal year, provided that the director is then in office or has retired or is out of office by reason of ill health or death. Newly elected directors receive options for 1,800 shares for each six-month period remaining in the fiscal year in which they are elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 29, 2000, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to own beneficially more that 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

	Amount of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares(1)		Percentage Ownership(1)
5% Shareholder
Oracle Partners, L.P.,	1,110,436	(2)	15.9%
Oracle Institutional Partners, L.P.
SAM Oracle Investment , Inc.
Oracle Management Company Employee
Retirement Account
Lawrence Auriana (See below)
Directors and Executive Officers
Lawrence Auriana	1,047,794	(3)	14.9%
Jonathan H. Churchill	40,059	(4)	*
Roger Clark	31,040	(5)	*
Les N. Dace	34,497	(6)	*
Joseph Delario	273,405	(7)	3.9%
John C. Freiberg	32,291	(8)	*
John Gorman	—		*
Walter Kowsh, Jr	54,087	(9)	*
Hans Utsch	121,290	(10)	1.7%
Clinton G. Weiman	15,672	(11)	*
John Esposito	59,550	(12)	*
Creighton Miller	5,000	(13)	*
Rodger Wilson	8,750	(14)	*
All directors and executive officers as a
group (14)	1,724,435		23.6%
__________ * Less than one percent
(1)	Based on the number of shares outstanding at February 29, 2000, plus, for each person or group, shares which may be acquired by the shareholders upon exercise of options within 60 days of February 29, 2000.

(2)	Based on information contained in a Form 5 filed by Mr. Larry N. Feinberg with a statement date of 12/99. Mr. Feinberg disclaims any beneficial ownership of the securities to which the Form 5 relates for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such securities representing his interest in, and interest in the profits of, the listed entities. The address for the Oracle shareholders is 712 Fifth Avenue, 45th Floor, New York, New York 10019.

(3)	Includes options for 52,000 shares which are exercisable within 60 days. The address for Mr. Auriana is 140 East 45th Street, 43rd Floor, New York, NY 10017.

(4)	Includes options for 17,335 shares which are exercisable within 60 days. The address for Mr. Churchill is One Battery Park Plaza, New York, NY 10004.

(5)	Includes options for 17,335 shares which are exercisable within 60 days. The address for Mr. Clark is 330 Elm Street, Unit # 1, New Canaan, CT 06840.

(6)	Represents options for 34,497 shares which are exercisable within 60 days. The address for Mr. Dace is 11211 Quivas Loop, Westminster, CO 80234.

(7)	Includes options for 92,335 shares which are exercisable within 60 days. The address for Mr. Delario is 77 Independence Way North, Edgewater, NJ 07020.

(8)	Includes options for 14,001 shares which are exercisable within 60 days. The address for Mr. Freiberg is 4402 South St. Andrew’s Lane, Spokane, WA 99223.

(9)	Includes options for 19,835 shares which are exercisable within 60 days. The address for Mr. Kowsh is 64-08 136th Street, Flushing, NY 11367.

(10)	Includes options for 19,835 shares which are exercisable within 60 days. The address for Mr. Utsch is 140 East 45th Street, 43rd Floor, New York, NY 10017.

(11)	Includes options for 10,667 shares which are exercisable within 60 days. The address for Mr. Weiman is 2 Roberta Lane, Greenwich, CT 06830.

(12)	Includes options for 58,450 shares which are exercisable within 60 days. The address for Mr. Esposito is 106 Willow Avenue, Huntington, NY 11743.

(13)	Includes options for 5,000 shares which are exercisable within 60 days. The address for Mr. Miller is 1121 Old Walt Whitman Road, Melville, NY 11747.

(14)	Includes options for 8,750 shares which are exercisable within 60 days. The address for Mr. Wilson is 1171 West 79th Street, Lenexa, KS 66214.

Executive Officers

The executive officers of the Company are as follows:

Lawrence Auriana, 54, Chairman of the Board and Secretary. See above for biographical information for Mr. Auriana.

Les N. Dace, 53, Vice Chairman of the Board in charge of strategic planning and business development. See above for biographical information for Mr. Dace.

Michael Montgomery, 52, President and Chief Executive Officer. See above for biological information for Mr. Montgomery.

John Esposito, 39, President and Chief Executive Officer during fiscal 1999. Mr. Esposito joined the Company in 1990 and held the position of Vice President - Sales from 1990 until October 1998, when he became President and Chief Executive Officer. From 1986 to 1990, he was employed in various sales positions by the Healthcare Division of Data General Corporation. Prior to joining Data General, he worked in a technical capacity in the Information Systems Department at the New York Public Library. He is a graduate of Syracuse University, with a B.S. degree in Marketing and Management Information Systems. Mr. Esposito resigned as President and Chief Executive Officer in March 2000.

Creighton Miller, 46, Vice President and General Manager - Blood Bank Division. Mr. Miller joined the Company in 1980 as a software development engineer. He held that position until 1983 when he became the Vice President of Engineering. In 1998 he was promoted to Vice President and General Manager of the Operating Room Division. In July 1999, he was appointed Vice President and General Manager of the Blood Bank Division. Mr. Miller holds a B.S. degree in Computer Science from Iowa State.

Kerry Robison, 36, Chief Financial Officer. Ms. Robison has been with the Company since November 1998. In June 1999, Ms Robison was appointed Chief Financial Officer. From October 1994 to October 1998, she served as Corporate Controller with Vanguard Airlines. From 1989 to 1994 she served as a project accountant and as a project controller with Zeckendorf Company, a real estate development firm in New York City. Ms. Robison received a B.S. degree in Accounting and Business Administration from the University of Kansas and is a Certified Public Accountant.

Rodger P. Wilson, R.Ph., 46, Vice President and General Manager - Pharmacy Division. Mr. Wilson joined the Company in 1996 as Vice President/General Manager of the Pharmacy Division. He was President and Chief Executive Officer of PRX Pharmacy Systems, Inc., from 1982 to 1992. Mr. Wilson was Vice President of Operations and Chief Information Officer of Concepts Direct, Inc., from 1992 to 1994 and President of The Pawnee Group from 1994 to 1996. Mr. Wilson received a B.S. degree from the University of Wyoming School of Pharmacy and is a registered Pharmacist.

EXECUTIVE COMPENSATION

The following tables sets forth all compensation paid or accrued by the Company to the Chief Executive Officer during fiscal 1999, and each of the other most highly compensated executive officers in the last three fiscal years.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
	Fiscal	Salary ($)	Bonus ($)	Other Compensation ($)		Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

John Esposito	1999	127,400	95,000	6,000		30,000		400
Former President and	1998	80,000	69,300	6,000				300
Chief Executive Officer	1997	80,000	50,700	6,000				200

Les N. Dace	1999	113,000	75,000	6,000				400
Vice Chairman & Director	1998	110,000	136,650	6,000		30,193		400
	1997	110,000	151,100	6,000				300

Rodger Wilson	1999	127,300	15,600	6,000				400
Vice President and General	1998	80,000	73,100	6,000				300
Manager Pharmacy Division	1997	77,400	50,700	5,500		50,000		300

Creighton Miller	1999	101,600	26,400	—		20,000		400
Vice President and General	1998	80,000	14,318	—
Manager Operating Room	1997	80,000	—	—
& Blood Bank Divisions

John Tortorici	1999	90,000	153,300	75,000	(1)	57,409		400
Former Vice President &
General Manger
Blood Bank Division
__________
(1)	Mr. Tortorici served as Vice President and General Manager of the Blood Bank Division from September 1998 until his employment termination in July 1999. In connection with the Informedics acquisition, the Company agreed to assume Informedics’ payment obligations under Mr. Tortorici’s non-competition agreement in the amount of $200,000 payable over a twenty-four month period.

Options/SAR Grants In Last Fiscal Year

The following table sets forth certain information concerning options to purchase Common Stock of the Company granted to the individuals named in the Summary Compensation Table during fiscal 1999. No stock appreciation rights were granted in fiscal 1999.

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Base Price	Expiration Date
John Esposito	30,000	(1)	10.5%	$6.9375	November 16, 2008

Creighton Miller	20,000	(1)	7.0%	6.9375	November 16, 2008

John Tortorici	40,000	(2)	14.0%	6.4100	September 23, 2008
John Tortorici	9,472	(3)	1.4%	5.5440	March 15, 1999
John Tortorici	7,937	(4)	2.8%	6.1110	July 16, 2003
__________
(1)	Options become exercisable 25% each on November 1, 1999, 2000, 2001 and 2002
(2)	Options become exercisable 25% each on March 24, 1999, September 24, 1999, March 24, 2000 and September 24, 2001.
(3)	Options issued per terms of the Informedics acquisition on September 24, 1998.
(4)	Options become exercisable upon issuance and replace options to purchase Common Shares of Informedics which were issued prior to the acquisition.

Fiscal 1999 Options/SAR Exercised And Value
Of Outstanding Options At End Of Last Fiscal Year

The following table sets forth options exercised by the named executive officers during fiscal 1999 and the number and value of options held by them at June 30, 1999. No stock appreciation rights were granted and there were no outstanding stock appreciation rights at June 30, 1999. The fair market value on such date was $7.453 per share.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at End of Fiscal Year		Value of Unexercised In-the-Money Options End of Fiscal Year
			Exercisable	Unexercisable	Exercisable	Unexercisable
John Esposito	—	$ —	52,500	47,500	$303,483	$ 96,893
Les Dace	—	—	75,046	35,147	435,578	80,663
Rodger Wilson	25,000	91,300	25,000	25,000	112,950	112,950
Creighton Miller	3,000	15,750	5,000	20,000	32,265	10,310
John Tortorici	9,472	6,032	17,937	30,000	21,081	31,290

Employment Agreements

Mr. Montgomery, the Chief Executive Officer and President of the Company since March 2000, has entered into an agreement with the Company providing for Mr. Montgomery’s employment for a three-year period ending on March 6, 2003, subject to automatic one year renewal terms if neither party cancels the agreement. Mr. Montgomery’s base annual salary will be $260,000, with a bonus entitlement of up to 50% of base salary for achieving the annual budget plan objectives; up to 100% of base salary for achieving 125% of plan objectives; 25% of base salary for achieving 85% of plan objectives; and no bonus for achievement below 85%. Mr. Montgomery has been granted options to purchase 350,000 shares of Common Stock at a price of $6.44 per share. The options become exercisable in three annual installments of 116,666 shares each starting on March 6, 2001.

Mr. Montgomery and the Company have the right to terminate Mr. Montgomery’s employment without cause on 90 days notice. If employment is terminated by the Company, Mr. Montgomery is entitled to receive an amount equal to 12 months salary at the highest rate in effect during his employment. If the Company is acquired by another company or a change of control should occur, and Mr. Montgomery’s employment is terminated, he will receive an amount equal to 24 months salary at the rate in effect on the date of termination.

Mr. Dace has an employment agreement with the Company under which he received an annual base salary of $120,000 and a bonus based on the completion of designated projects and the attainment of targeted corporate earnings per share in fiscal 1999. His bonus in fiscal 2000 is based on the number of hospital which go live on Worx during fiscal 2000, $5,000 for completion or substantial progress on each of four designated projects, and the same measures of achievement for corporate earnings per share as in fiscal 1999.

1982 Employee Stock Option Plan and 1992 Equity Incentive Plan

In 1982, the Company adopted an employee stock option plan (the “1982 Plan”) for officers and other key employees, not including directors. No options may currently be granted under this Plan. Options previously granted and currently outstanding under the 1982 Plan generally vest and become exercisable in monthly installments over a two or three-year period, with each installment remaining exercisable for a five-year period after it vests. No options intended to be incentive stock options under the Internal Revenue Code of 1986 are currently outstanding.

Awards granted under the 1992 Plan (the “1992 Plan”) may include a wide range of Common Stock-based awards. See “Proposal to Increase the Number of Shares Available Under the 1992 Equity Incentive Plan.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an outstanding note payable to the Chairman of its Board of Directors, Mr. Auriana. The note totals $704,000 and accrues interest at 9%. A note payable to Mr. Delario, a director of the Company, totaling $100,000 was outstanding during the 1999 fiscal year. This note, along with accrued interest at 9%, was paid in full during the first quarter of fiscal year 2000.

Financial Advisory Services

In 1991, the Company agreed with Bowling Green Securities, Inc., an investment banking firm owned by Mr. Utsch, a director, and in which Messrs. Auriana, also a director, and Utsch are principals, that such firm would render investment banking advice to the Company and that, if any merger, acquisition, divestiture or analogous transaction is successfully consummated as a result of its efforts, the Company would pay a total fee related to the value of the company acquired or divested on the basis of 5% of the first $2 million, 4% of the second $2 million, 3% of the third $2 million, 2% of the fourth $2 million and 1% of any additional amounts.

Mr. Delario, a director of the Company, holds an option to purchase 75,000 shares of the Company’s Common Stock granted as payment for managerial and financial advisory services to be rendered in connection with mergers and acquisitions.

PROPOSAL TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 1992 EQUITY INCENTIVE PLAN.

The shareholders are being asked to approve an amendment adopted earlier this year by the Board of Directors to the 1992 Plan to increase the number of shares which may be issued pursuant to awards granted under the 1992 Plan from 20% to 30% of the outstanding Common Stock of the Company, to increase the number of shares which may be issued pursuant to incentive stock options from 500,000 shares to 700,000 shares, and to limit to 700,000 shares the maximum number of shares with respect to which options or rights may be granted pursuant to the 1992 Plan to any one employee during the ten years following the original effective date. The Proposal would also terminate, for the purposes of the 700,000 share limits, the authorization in the 1992 Plan to grant and reissue shares previously granted.

For the tax consequences of awards under the 1992 Plan see “Federal Income Tax Consequences”.  For market price information on the Company’s Common Stock see “Recent Market Prices of the Company’s Common Stock”.

The 1992 Plan of the Company has been in effect for eight years and the Board of Directors believes that the plan has assisted and will continue to assist the Company in attracting and retaining outstanding management and other key employees by providing these employees with equity incentives to develop and continue their careers with the Company. The 1992 Plan permits the Company to adopt one or more of a wide variety of stock-based incentive plans and thereby remain competitive in attracting and retaining outstanding personnel. The following summary description of the 1992 Plan is qualified in its entirety by reference to the full text of the 1992 Plan, which is attached to this Proxy Statement as Exhibit A.

Shares Subject to the 1992 Plan

Awards granted under the 1992 Plan will relate to shares of the Company’s Common Stock or securities whose value is based on shares of the Company’s Common Stock. As amended by the Proposal being submitted to the shareholder, the maximum number of shares of Common Stock which will be issued or issuable pursuant to awards at any time will be 30% of the outstanding shares of the Company’s Common Stock except that no more than 700,000 shares will be issued pursuant to incentive stock options, and 700,000 shares of Common Stock will be the maximum number of shares with respect to which options or rights may be granted to any one employee during the ten year period following the effective date of the 1992 Plan, in all instances, including any option or rights awards previously made under the 1992 Plan. These shares will be divided among the various components of the 1992 Plan in such manner as the committee shall determine or authorize. (See “Administration” below.) No awards will be granted more than ten years after the effective date of the 1992 Plan. If any shares of Stock awarded or subject to purchase or issuance under the 1992 Plan are not delivered or are reacquired by the Company as a result of a forfeiture of restricted stock or deferred stock or termination, expiration or a cancellation of an option, stock appreciation right or a performance share, or similar event or transaction, such shares of stock are deemed not to have been delivered, issued or purchased pursuant to awards under the Plan for purposes of the 30% limitation. Shares of Common Stock received by the Company in payment of the exercise price of an award or withholding taxes shall not be available for grant and reissuance under the 1992 Plan.

The number and kind of securities which may be issued under the 1992 Plan and pursuant to outstanding awards are subject to adjustments to prevent enlargement or dilution of rights as a result of recapitalizations, reorganizations, corporate combinations or similar transactions.

Participation

Officers, managers, and other key employees of the Company are eligible for selection to participate in the 1992 Plan. Directors who are not employees of the Company are ineligible for selection to participate in the 1992 Plan.

No determination has been made as to the employees who will be selected in the future to participate and receive awards in the future, the number of such awards to be granted or the amounts of awards to be distributed under the 1992 Plan. The Company presently estimates an employee group of approximately 30 officers, managers and key employees would be considered for the grant of awards. As a condition of receiving awards under the Plan, employees will be required to enter into certain undertakings regarding non-competition and non-disclosure of Company information.

Since July 1, 1998 options under the 1992 Plan have been granted to the persons and groups identified below to purchase the number of shares of Common Stock shown below:

Named Officers and Nominees	Options to purchase Shares of Common Stock
Les N. Dace	0
John Esposito(1)	30,000
John Frieberg	0
Creighton Miller	40,000
Michael Montgomery(2)	350,000
John Tortorici	57,409
Rodger Wilson	0
All current executive officers as a group(3)	430,000
All current directors who are not executive officers as a group	0
All current employees other than executive officers
as a group	114,000
__________
(1)	Options awarded while optionee was an employee.
(2)	Mr. Montgomery became President, Chief Executive Officer and Director on March 2, 2000.
(3)	Mr. Esposito and Mr. Tortorici are not included having resigned in March 2000 and July 1999, respectively.

Administration

The 1992 Plan is being administered by a Committee of the Company’s Board of Directors (the “Committee”) comprised of two or more “Non-Employee Directors” under rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1932 (“Securities Exchange Act”.) Subject to the express provisions of the 1992 Plan, the Committee is authorized to (a) determine those eligible employees or groups to whom awards may be granted; (b) grant awards to employees eligible to participate in the 1992 Plan; (c) determine the terms and conditions (which need not be identical) of each award; (d) establish and modify performance objectives; (e) modify or amend any award (by cancellation and regrant or substitution of awards or otherwise and with terms and conditions more or less favorable to the employee) or waive any restrictions or conditions applicable to any award or the exercise or realization thereof (except that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof, taken as a whole, adversely and materially affects the rights of any recipient of a previously granted award without his or her consent); (f) prescribe rules, and policies for the administration of the 1992 Plan; (g) interpret, construe and administer the 1992 Plan and any related award agreement and define the terms employed therein; and (h) make all of the determinations necessary or advisable with respect to the 1992 Plan or any award granted thereunder, including the forfeiture of awards in cases of willful misconduct or gross negligence or violation of non-compete or non-disclosure obligations on the part of an employee to whom an award has been granted.

Awards

Stock Options

A stock option, which may be a non-qualified or an incentive stock option, is the right to purchase a specified number of shares of Common Stock at a price fixed by the Committee. A stock option may be granted either alone or in tandem with one or more other awards, and, if granted in conjunction with another award, may be canceled to the extent that payment of the other award is made. The option price for an incentive stock option shall be equal to or greater than the fair market value of the underlying Common Stock on the date of grant. The option price for a non-qualified stock option shall be equal to or greater than 50% of such fair market value. The term of each option is to be determined by the Committee but may not exceed ten years from the date the stock option is granted.

The option price of each stock option is payable in cash upon the exercise of the stock option or, in the sole discretion of the Committee, through the delivery of shares of the Company’s Common Stock owned by the option holder and valued at their fair market value, or in a combination of cash and shares. The ability to pay the option price in shares of the Company’s Common Stock would, if permitted by the Committee, enable an option holder to engage in a stock-for-stock exercise of a stock option and thereby fully exercise the stock option with little or no cash investment.

The Committee may grant a replacement stock option to an option holder for a number of shares equal to the number of shares which the option holder delivered to the Company in payment of the option price in a stock-for-stock exercise of a stock option or in payment of any withholding taxes. The option price of any replacement stock option shall be subject to the restrictions summarized above, except that the option price may not be less than 100% of the fair market value of the Common Stock delivered to the Company on the date of such payment.

The Committee is also authorized, in its sole discretion to accept the surrender of the right to exercise any stock option granted under the 1992 Plan, for alternative settlement by payment to the option holder of an amount not to exceed the difference between the option price and the then fair market value of the shares as to which such right of exercise is surrendered. Such payment may be made in cash and/or in shares of the Company’s Common Stock. The Committee may also grant stock appreciation rights, free standing or in tandem with stock options, which entitle the holder thereof to receive a similar payment at his or her election.

The Committee may establish guidelines under which the Company may make loans to Eligible Employees exercising options in an amount not to exceed the exercise price plus any resulting income taxes.

Other Stock-Based Awards

In order to enable the Company and the Committee to respond quickly to significant developments in applicable tax and other legislation and regulations and to trends in executive compensation practices, the 1992 Plan also authorized the Committee to grant other stock-based awards to employees eligible for selection to participate in the 1992 Plan. Other stock-based awards will consist of awards that are valued in whole or in part by reference to, or otherwise based on, the Company’s Common Stock and may include, but are not limited to, restricted stock, performance share and deferred stock. Subject to the terms of the 1992 Plan, the Committee may determine any and all terms and conditions of other stock-based awards. The total number of shares of Common Stock which may be issued pursuant to all components of the 1992 Plan may not exceed the limit stated above under “Shares Subject to the 1992 Plan.”

Restricted stock will consist of shares of the Company’s Common Stock that are granted outright or issued to employees for a nominal sum and may be subject to forfeiture to the Company under circumstances specified by the Committee. Shares of restricted stock will not be transferable by the employee until they are no longer subject to forfeiture. Unless otherwise specified by the Committee and except with respect to the applicable forfeiture conditions and transfer restrictions, an employee holding shares of restricted stock will have all rights of a shareholder with respect to the shares, including the right to vote the shares and to receive all dividends and distributions with respect to the shares.

Payment or settlement of other stock-based awards will be in cash or in shares of the Company’s Common Stock or in any combination thereof as the Committee determines in its sole discretion. The Committee may permit the payment of withholding taxes due in connection with awards under the 1992 Plan by the withholding of shares to be issued under the award or by the employee’s delivery of other shares of Common Stock of the Company.

“Change in Control” Provisions

Awards may include, or may incorporate from any relevant guidelines adopted by the Committee, terms which provide that any or all of the following actions may occur as a result of, or in anticipation of, any hostile “Change in Control” (as defined below) to assure fair and equitable treatment of participants: (i) acceleration of time periods for purposes of vesting in, or realizing gain from, any outstanding award; (ii) purchase of any outstanding award from the holder for its equivalent cash value, as determined by the Committee, as of the effective date of the Change of Control; (iii) adjustments or modifications to outstanding awards, including the modification or elimination of performance goals, as the Committee deems appropriate to maintain and protect the rights and interests of participants. With respect to a Change in Control, whether or not hostile, the Committee may impose limitations on benefits for purposes of the “excess parachute payment” provisions of the Code.

A “Change in Control” is defined to mean the occurrence of any of the following events and shall be deemed hostile unless the Board of Director declares by resolution adopted prior to the occurrence of such event that the Board consents to such event: (i) a third person, including a “group” as determined in accordance with Section 13(d)(3) of the Securities Exchange Act, is or becomes the beneficial owner (as so determined) of Common Stock having 30% or more of the total number of votes that may be cast for the election of members of the Board; (ii) substantially all of the assets and business of the Company are, transferred to, or otherwise acquired by, any other entity; or (iii) in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, (a “Transaction”), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the board of the company or any successor to the Company; or (iv) unless the Board otherwise directs by resolution adopted prior thereto, if a third person, including a group, is or becomes the beneficial owner, directly or indirectly, of 20% or more of the voting stock of the Company, or a proxy contest occurs, and during a period of 24 months following such event the individuals who at the occurrence of such event constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the occurrence of such event.

Unless otherwise provided in the discretion of the Committee and evidenced in the award or relevant guidelines adopted by the Committee, the following shall apply in the event of a tender offer. In the event of the purchase of in excess of 50 percent of the Company’s outstanding Common Stock pursuant to a tender offer which is approved by the Company’s Board of Directors (a “Tender”), all options or elections under awards for the receipt of Common Stock not exercised on the date of the close of such Tender shall automatically terminate on such date, and all options or elections under awards for the receipt of Common Stock which are exercisable as of such date must be exercised within ten days after such date and shall whether or not exercised automatically be converted into the right to receive in lieu of Common Stock an amount equal to the amount per share of Common Stock paid pursuant to the Tender. To the extent that a Tender will result in a Change in Control or anticipated Change in Control, outstanding awards may be modified as summarized above.

These provisions in the 1992 Plan allowing the Committee to accelerate vesting upon a Change in Control and accelerating or modifying vesting and exercise rights in the event of a Tender could, in some circumstances, be an “antitakeover defense” because, as a result of these provisions, a Change in Control of the Company or a Tender Offer could be more difficult or costly. This however, is not the Company’s intention in adopting the 1992 Plan, since the purpose of the 1992 Plan is to attract and retain the best persons available to contribute to the future success of the Company.

Effective Date, Amendment, Termination and Expiration

The Amendment to the 1992 Plan will become effective upon approval by the shareholders. The 1992 Plan is subject to suspension, amendment, modification or termination at any time by the Company’s Board of Directors. However, no amendment or modification will become effective unless approved by affirmative vote of the shareholders of the Company if such approval is necessary or desirable for the continued validity of the 1992 Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act, any applicable provision of corporation law, any requirement arising through the listing of the Common Stock on a securities exchange or inclusion in a quotation system, or any other rule or regulation.

For tax consequences of the 1992 Plan see “Federal Income Tax Consequences”. For market price information on the Company’s Common Stock see “Recent Market Price of the Company’s Common Stock”.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTION PLANS

Stock Options

Non Qualified Options. The grant of a non-qualified stock option or an incentive stock option will not result in income for the participant or in a deduction for the Company.

The exercise of a non-qualified stock option will generally result in compensation income for the participant and a deduction for the Company, in each case measured by the difference between the option price and the fair market value of the shares at the time of exercise.

Incentive Stock Options

The exercise of an incentive stock option will not result in income to the participant if the participant (a) does not dispose of the shares within two years after the date of grant or one year after exercise and (b) is an employee of the Company from the date of the grant until at least three months before the exercise. If these requirements are met, the basis of the shares upon later disposition, in the case of an exercise for cash, will be the option price. Any gain will be taxed to the participant as long-term capital gain and the Company will not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the participant disposes of the shares prior to the expiration of either of the holding periods in (a) above, the participant will recognize compensation income and the Company will be entitled to a deduction equal to the lessor of (i) the fair market value of the shares on the exercise date minus the option price, or (ii) the amount realized on the disposition minus the option price. Any gain in excess of the compensation income portion will be treated as long-term or short-term capital gain. If an optionee ceases to be an employee and exercises his/her option after the expiration of the period described in (b) above, the option will be deemed a non-qualified stock option for tax purposes.

Other Stock Awards. In the case of an award made in stock, an amount equal to the fair market value of the stock on the date of award under the 1992 Plan will be taxable to the participant as ordinary income in the year or years in which the award is paid or made available to the participant. The Company is entitled to a deduction in the corresponding amount.

Restricted Stock. The grant of restricted stock will not result in income to the participant or in a deduction for the Company for federal income tax purposes, if the shares are subject to restrictions constituting a “substantial risk of forfeiture” as defined in the Code. Unless the participant elects to be taxed at the time he or she receives the shares, such participant will generally realize taxable compensation income when the restrictions lapse. The amount of such income will be the fair market value of the shares on the date of such lapse of restrictions (or on the date of grant if the participant elects to be taxed at that time). Dividends paid on the shares during the restricted period will also be taxable compensation income to the participant when received by the participant. The Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

Phantom Stock. The distribution of stock (and any cash distributions) upon the maturing of a phantom stock unit account will be taxable to the participant as ordinary income and deductible by the Company in the year distributed, based upon the fair market value on the date of distribution.

Section 162(m). A publicly held corporation, such as the Company, must satisfy certain conditions in order to retain its federal income tax deduction for compensation in excess of $1,000,000 per year paid to its chief executive officer or any of the four other executive officers whose compensation is required to be disclosed in its annual proxy statement. The limit on the number of shares with respect to which options or rights may be granted to any one individual during the ten years following the effective date under the 1992 Plan is intended to retain favorable treatment under section 162(m) for stock options and appreciation rights. Under the provisions of the 1992 Plan, stock options and appreciation rights should not be subject to the limitations on deductibility under Section 162(m) of the Code.

The discussion set forth above does not purport to be a compete analysis of all potential tax effects relevant to recipients of awards or options, or to the Company. It is based on federal income tax law, regulations and rulings as of the date of this Proxy Statement, which are subject to change at any time.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND VOTES
REQUIRED

The 1992 Plan Amendment will authorize awards of up to an additional 10% of outstanding shares of Common Stock that may be issued under the 1992 Plan.

The Board of Directors recommends a vote FOR the following proposal which will be presented at the Annual Meeting:

RESOLVED, that the Proposal to Amend the 1992 Equity Incentive Plan to increase the number of shares subject to awards under the 1992 Plan, to limit the number of shares and rights which may be awarded to any one employee during the ten years following the original effective date, and to terminate the authorization in the 1992 Plan to regrant and reissue previously granted or issued shares for the purposes of the 700,000 share limits as described in the Company’s Proxy Statement be, and the same hereby is, confirmed and approved.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon, in person or by proxy, is required for approval of this Proposal.

RECENT MARKET PRICE OF THE COMPANY’S COMMON STOCK

The average of the bid and asked quotations on NASDAQ for the Company’s Common Stock at the close of trading on April 27, 2000 was $6.22.

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Proposals of shareholders intended to be included in the proxy statement for the next annual meeting of shareholders of the Company must be received by the Company at its offices at 1121 Old Walt Whitman Road, Melville, New York 11747-3005, no later than within a reasonable time before the Company begins to print and mail the proxy material, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the proxy statement of the Company at that meeting. In accordance with a recent amendment to the proxy rules and regulations of the Securities and Exchange Commission, if a shareholder does not notify the Company by November 27, 2000, of a proposal, then the Company’s proxies may use their discretionary voting authority if the proposal is raised at the meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The exercise of options by Mr. Freiberg in March 1999 and the subsequent sale of the underlying securities were not filed on Form 5. This omission was discovered in the preparation of the Company’s Form 10-KSB/A and was filed in November 1999. The exercise of options and the sale of the underlying securities by Mr. Wilson in May 1999 were filed late on Form 5.

MISCELLANEOUS

A representative of Richard A. Eisner & Company, LLP, the Company’s independent auditors, is expected to be present at the meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by shareholders.

Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, telegram and personal interview. Also, the Board of Directors may arrange for a proxy soliciting firm to solicit proxies at a cost estimated not to exceed five thousand dollars plus reasonable expenses. Certain holders of record such as brokers, custodians and nominees are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners’ instructions concerning the voting of proxies.

The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy soliciting material to beneficial owners) will be paid by the Company.

TRANSACTION OF OTHER BUSINESS

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly brought before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

Lawrence Auriana
Chairman of the Board
Dated: May 1, 2000

Exhibit A

MEDIWARE INFORMATION SYSTEMS, INC.
EQUITY INCENTIVE PLAN
(AS PROPOSED TO BE AMENDED)

Section 1.  Purpose

     The purpose of the Mediware Information Systems, Inc. Management Equity Incentive Plan (the “Plan”) is to provide additional compensation incentives for high levels of performance and productivity by management and other key employees of the Company or other Participating company. The Plan is intended to strengthen the Company’s existing operations and its ability to attract and retain outstanding management employees upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent. The Plan would also replace the 1982 Employee Stock Option Plan which the Company intends to phase out during 1992.

Section 2.  Definitions

     When used herein, the following terms shall have the following meanings:

     (a) “Affiliate” means any Company controlled by the Company, controlling the Company or under common control with the Company.

     (b) “Award” means an award granted to any Eligible Employee in accordance with the provisions of the Plan.

     (c) “Award Agreement” means the written agreement or certificate evidencing each Award granted to an Eligible Employee under the Plan.

     (d) “Beneficiary” means the beneficiary designated pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of an Eligible Employee.

     (e) “Board” means the Board of Directors of the Company.

     (f) A “Change in Control” shall mean the occurrence of any of the following events and shall be deemed hostile unless the Board of Directors declares by resolution adopted prior to the occurrence of such event that the Board consents to such event:

     (i) a third “person”, including a “group”, as those terms are used in Section 13(d) of the Securities Exchange Act of 1934 (“Exchange Act”) is or becomes the beneficial owner (as that term is used in said Section 13(d)) of stock having thirty percent (30%) or more of the total number of votes that may be cast for the election of members of the Board;

     (ii) all or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities;

     (iii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or

     (iv) unless the Board otherwise directs by resolution adopted prior thereto, if a third “person”, including a “group” (as those terms are used in Sections 13(d) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of stock having 20% or more of the total number of votes that may be cast for the election of directors or a proxy contest occurs, and, during the period of twenty-four months following such event, the individuals who at the occurrence of such event constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the occurrence of such event.

     (g) “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to Sections of the Code are to such Sections as they are currently designated and reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered and any successor provisions.)

     (h) “Company” means Mediware Information Systems, Inc., and its successors and assigns.

     (i) “Committee” means the Committee appointed by the Board pursuant to Section 12.

     (j) “Deferred Stock” means Stock credited to an Eligible Employee under the Plan subject to the requirements of Section 8 and such other restrictions as the Committee deems appropriate or desirable.

     (k) “Effective Date” means the effective date specified in Section 16.

     (l) “Eligible Employee” means an employee of any Participating Company whose responsibilities and decisions in the judgment of the Committee, directly affect the management, growth, performance or profitability of any Participating Company. Where required by the context, “Eligible Employee” includes and individual who has been granted an Award but is no longer an employee of any Participating Company.

     (m) “Fair Market Value” means, unless another reasonable method for determining fair market value is specified by the Committee, the average of the high and low sales price per share of Stock (or if sales prices are not reported, the average of the bid and asked quotations) for the date in question, as reported by NASDAQ (or if such shares are listed on a national stock exchange or another national quotation systems and sales prices on such exchange or system are generally reported, as reported or quoted by the consolidated reporting system), or, if no such sales were reported for the date in question, for the most recent date on which sales prices or quotations were available.

     (n) “Option” means an option to purchase Stock, including Restricted Stock or Deferred Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option.

     (o) “Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, “Participating Company” means the Company or any corporation which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of the “subsidiary corporation” contained in Section 425(f) of the Code.

     (p) “Performance Share” means a performance share subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.

     (q) “Plan” means the Mediware Information Systems, Inc. Equity Incentive Plan, as the same may be amended in accordance with the terms of the Plan.

     (r) “Restricted Stock” means Stock delivered under the Plan subject to the requirements of Section 7 and such other restrictions as the Committee deems appropriate or desirable.

     (s) “SAR” means a stock appreciation right subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan.

     (t) “Stock” means the Common Stock of the Company and any successor Common Stock.

     (u) “Total Disability” means the complete and permanent inability of an Eligible Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

Section 3.  Shares Subject to the Plan

     (a) At any time, the maximum number of shares of Stock which shall have been delivered or issued to or purchased by Eligible Employees pursuant to Awards and which may be issued pursuant to outstanding Awards under the Plan shall be 30% of the outstanding shares of Stock as determined at that time; provided that (i) no more than 700,000 shares of Stock may be issued pursuant to incentive stock options under the Plan and (ii) the maximum number of shares with respect to which options or rights may be or have been granted to any one Eligible Employee during the ten year period after the Effective Date is 700,000 shares. In the event that the total number of shares of Stock subject to Awards or issued pursuant to Awards at any one time is in excess of the above-stated 30% limit, the number need not be reduced if such excess has resulted solely from a reduction in the amount of issued and outstanding shares of Stock subsequent to the time that such awards were granted or such shares were issued. Such shares shall be made available either from authorized and unissued shares, shares held by the Company in its treasury or reacquired shares. The term “issued” shall include all deliveries to an Eligible Employee of shares of Stock pursuant to Awards under the Plan. The Committee may, in its discretion, may decide to award other securities issued by the Company that are convertible into Stock or make such securities subject to purchase by an Option, in which event the maximum number of shares of Stock into which such securities may be converted shall be used in calculating (or determining) the aggregate share limit under this Section 3, and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible securities.

     (b) If any shares of Stock awarded or subject to purchase or issuance under the Plan are not delivered to the Eligible Employee or are reacquired by the Company as a result of a breach of Section 4(g), a forfeiture of Restricted Stock, Deferred Stock or other Award of Stock or a termination, expiration or a cancellation of an Option, SAR or a Performance Share, or any similar event or transaction (other than a transaction described in subsection (c) of this Section), such shares of Stock shall be deemed not to have been delivered, issued or purchased pursuant to Awards under the Plan for purposes of the 30% limitation of Section 3(a).

     (c) Shares of Stock received by the Company in connection with the payment of the exercise price of Options by delivery of shares or in connection with the payment of withholding taxes shall not reduce the number of shares deemed to have been delivered, issued or purchased pursuant to Awards under the Plan for the purpose of the 30% limit.

Section 4.  Grant of Awards and Award Agreements

     (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Eligible Employees or groups of Eligible Employees to whom Awards are to be granted; (ii) grant Awards to Eligible Employees; (iii) determine the form or forms of Awards to be granted to any Eligible Employee; (iv) determine the amount or number of shares of Stock, including Restricted Stock or Deferred Stock if the Committee so determines, subject to each Award; (v) determine the terms and conditions (which need not be identical) of each Award; (vi) establish and modify performance objectives; (vii) determine whether and to what extent Eligible Employees shall be allowed or required to defer receipt of any Awards or other amounts payable under the Plan to the occurrence of a specified date or event; (viii) determine the price at which shares of Stock may be offered under each Award which price may, except in the case of Options; be zero; (ix) interpret, construe and administer the Plan and any related award agreement and define the terms contained therein; and (x) make all of the determinations necessary or advisable with respect to the Plan or any award granted thereunder.

     (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted, and such other terms and conditions as the Committee may specify.

     (c) The Committee may modify or amend any Awards (by cancellation and regrant or substitution of Awards or otherwise and with terms and conditions more or less favorable to Eligible Employees) or waive any restrictions or conditions applicable to any Awards or the exercise or realization thereof (except that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof, taken as a whole, adversely and materially affects the rights of any recipient of previously granted Awards without his or her consent, unless such modification, amendment or waiver is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation).

     (d) The Committee may permit the voluntary surrender of all or a portion of any Award granted under the Plan to be condition upon the granting of a new Award, or may require such voluntary surrender as a condition to a grant of a new Award. Any such new Award shall be subject to such terms and conditions as are specified by the Committee at the time the new Award is granted, determined in accordance with the provisions of the Plan without regard to the terms of the surrendered Award.

     (e) Awards may include, or may incorporate from any relevant guidelines adopted by the Committee terms which provide, that any or all of the following actions may occur as a result of, or in anticipation of, any hostile Change in Control to assure fair and equitable treatment of Eligible Employees:

     (i) acceleration of time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

     (ii) purchase of any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the effective date of the Change in Control;

     (iii) adjustments or modifications to outstanding Awards, including the modification or elimination of performance goals, as specified in such guidelines (or if contemplated in the Award as the Committee deems appropriate) in order to maintain and protect the rights and interests of Eligible Employees; and

     With respect to a Change in Control, whether or not hostile, the Committee may impose limitations on benefits for purposes of “excess parachute payment” provisions of the Code.

     (f) Unless otherwise provided in the discretion of the Committee and evidenced in the Award or relevant guidelines adopted by the Committee, the following shall apply in the event of a tender offer. In the event of the purchase of the Company’s Stock having fifty (50%) percent or more of the total number of votes that may be cast for the election of members of the Board of Directors pursuant to a tender offer which is approved by the Company’s Board of Directors (a “Tender”), all options or elections under Awards for the receipt of Stock granted hereunder and not yet exercised on the date of the close of such Tender shall automatically terminate on such date, and all options or elections under Awards for the receipt of Stock which are exercisable as of sale date must be exercised within ten (10) days after such date and shall, whether or not exercised, automatically be converted into the right to receive in lieu of Stock an amount equal to the amount per share of Stock paid pursuant to the Tender. To the extent that a Tender will result in a Change in Control or anticipated Change in Control, the provisions of subsection (e) of this Section may also apply.

     (g) (i) Non-competition. The Award Agreements will contain a non-competition undertaking (to the extent enforceable under applicable law) under which, at a minimum, each Eligible Employee shall agree that he or she (i) will not, without the Company’s prior written consent, for a stated period and within the Company’s market area, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or significant shareholder of any company or business, engage in any business activity which is directly or indirectly in competition with the Company with respect to any of the products or services being considered, developed, sold or otherwise provided by the Company at such time; and (ii) will not, for a stated period and within the Company’s market area, directly or indirectly, employ, or knowingly permit any company or business organization directly or indirectly controlled by him or her to employ, any person who is employed by the Company or in any manner seek to induce any such person to leave his or her employment with the Company. Any unexercised Options or other Awards shall be forfeited immediately upon a breach of such undertaking as determined by the Committee, any such determination to be final and binding on all parties.

     (ii) Non-Disclosure. The Award Agreements shall contain a non-disclosure undertaking under which each Eligible Employee shall agree that he or she will not at any time, whether during or after the termination of the Eligible Employee’s employment, reveal to any person or entity any of the trade secrets or confidential information concerning the products, services, organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing the Eligible Employee’s duties as an employee of the Company, and the Eligible Employee shall keep secret all matters entrusted to him or her and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company. Any unexercised Options or other Awards shall be forfeited immediately upon a breach of such undertaking as determined by the Committee, any such determination to be final and binding on all parties.

     (iii) Forfeiture. Any unexercised Options and other Awards that have been awarded to any Eligible Employee shall be forfeited if the Committee determines that an Eligible Employee’s employment has been terminated because of willful misconduct or gross negligence, or if at any time after the termination of an Eligible Employee’s employment, the Committee determines that the Eligible Employee has failed satisfactorily to carry out any of her or his remaining obligations to the Company or has engaged in any activity which is hostile, detrimental or antagonistic to the best interests of the Company. The Committee’s determination with respect to a forfeiture shall be set forth in a notice given to the Eligible Employee and to the Company and shall be final and binding on both; any forfeiture shall take place immediately upon receipt of the notice by the Company.

Section 5.  Stock Options and Stock Appreciation Rights

     (a) With respect to Options and SARs, the Committee shall (i) authorize the granting of incentive stock options, nonqualified stock options, SARs or a combination of incentive stock options, nonqualified stock options and SARs; (ii) determine the number of shares of stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a SAR; (iii) determine whether such Stock shall be Restricted Stock or, with respect to nonqualified stock options, Deferred Stock; (iv) determine the time or times and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be canceled by the exercise of a SAR; provided, however, that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options granted to any Eligible Employee under this Plan may first become exercisable in any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that incentive stock options granted to any Eligible Employee under this Plan for any reason exceed such limit on exercisability, the Options shall be treated as nonqualified stock options as provided under Section 422A(d) of the Code, but shall in all other respects remain outstanding and exercisable in accordance with their terms.

     (b) The exercise period for a nonqualified stock option or SAR shall be ten years from the date of grant or such shorter period as may be specified by the Committee at the time of grant. The exercise period for an incentive stock option and any related SAR, including any extension provided for in Section 5(f) or which the Committee may from time to time otherwise decide to grant, shall not exceed ten years from the date of grant; provided, however, that, in the case of an incentive stock option granted to an Eligible Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a “Ten Percent Shareholder”), such period, including extensions, shall not exceed five years from the date of grant.

     (c) The Option or SAR price per share shall be determined by the Committee at the time any Option is granted and, in the case of a non-qualified stock option, shall not be less than 50% of Fair Market Value; in the case of an incentive stock option not being granted to a Ten Percent Shareholder, shall be not less than the Fair Market Value; or, in the case of an incentive stock option and any related tandem SARs granted to a Ten Percent Shareholder, not less than 110 percent of the Fair Market Value, disregarding any restriction in the case of Restricted Stock or Deferred Stock on the date the Option is granted, as determined by the Committee. In all cases, such price shall be at least equal to the par value of one share of Stock.

     (d) No part of any Option or SAR may be exercised until (i) the Eligible Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period, if any, after the date on which the Option or SAR is granted, and (ii) achievement of such performance or other criteria, if any, by the Eligible Employee, as the Committee may specify, and the Committee may further require exercisability in installments; provided, however, the period during which a SAR or related Option is exercisable shall commence no earlier than six months following the date the Option or SAR is granted.

     (e) Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option is exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock, or, with respect to nonqualified options, Restricted Stock or Deferred Stock, already owned by the optionee (subject to any minimum holding period specified by the Committee), having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total fair market value, as so determined, equal to the purchase price; provided, however, that if payment of the exercise price is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock, received upon the exercise of the Option shall be Restricted Stock or Deferred Stock, as the case may be, at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock or Deferred Stock paid on the exercise of the Option. The Committee may provide that an Eligible Employee who pays the exercise price of an Option, or the withholding taxes related to the exercise of an Option, with shares of Stock, shall receive a replacement Option to purchase a number of shares of Stock equal to the number of shares so paid to the Company. The replacement Option shall have an exercise price equal to Fair Market Value on the date of such payment and shall include such other terms and conditions as the Committee may specify.

     (f) (i) If an Eligible Employee who has been granted an Option or SAR dies (A) while an employee of any Participating Company or (B) within three months after termination of his or her employment with all Participating Companies because of his or her Total Disability, his or her Options or SARs may be exercised, to the extent that the Eligible Employee shall have been entitled to do so on the date of his or her death or such termination of employment, by the person or persons to whom the Eligible Employee’s rights under the Option or SAR pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within twelve months after the date of the Eligible Employee’s death or within such other period, and subject to such terms and conditions, as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

     (ii) If the Eligible Employee’s employment by any Participating Company terminates because of his or her Total Disability and such Eligible Employee has not died within the following three months, he or she may exercise his or her Options or SARs, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within twelve months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions, as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

     (iii) If the Eligible Employee’s employment terminates for any other reason, he or she may exercise his or her Options or SARs to the extent that he or shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions, as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

     (g) No Option or SAR granted under the Plan shall be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of the optionee, an Option shall be exercisable only by him or her or by his or her guardian or legal representative.

     (h) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of section 422A of the Code.

     (i) Upon exercise of a SAR, the Eligible Employee shall be entitled, subject to such terms and conditions as the Committee may specify at any time, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (ii) a specified amount which shall not, subject to Section 5(j), be less than the Fair Market Value of such specified number of shares of Stock at the time the SAR is granted. Upon exercise of a SAR, payment of such excess shall be made as the Committee shall specify (A) in cash, (B) through the issuance or transfer to the Eligible Employee of whole shares of Stock, including Restricted Stock or Deferred Stock, with a Fair Market Value, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, at such time equal to any such excess, or (C) a combination of cash and shares of Stock with a combined fair market value at such time equal to such excess, all as determined by the Committee; provided, however, a fractional share of Stock shall be paid in cash equal to the Fair Market Value of the fractional share of Stock, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, at such time.

     (j) If the Award granted to an Eligible Employee allows the Eligible Employee to elect to cancel all or any portion of an unexercised Option by exercising a related SAR, then the Option price per share of Stock shall be used as the specified price in Section 5(i), to determine the value of the SAR upon such exercise, and, in the event of the exercise of such SAR, the Company’s obligation in respect of such Option or such portion thereof will be discharged by payment of the SAR so exercised.

     If authorized by the Committee in its sole discretion, the Company may accept the surrender of the right to exercise any Option granted under the Plan (whether or not granted with a related SAR) as to all or any of the shares of Stock as to which the Option is then exercisable, in exchange for payment to the optionee (in cash or shares of Stock valued at the then Fair Market Value) of an amount not to exceed the difference between the option price and the then Fair Market Value of the shares as to which such right of exercise is surrendered.

Section 6.  Performance Shares

     (a) The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares. Performance objectives may vary from Eligible Employee to Eligible Employee and between groups of Eligible Employees and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. Performance Periods may overlap and Eligible Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

     (b) At the beginning of a Performance Period, the Committee shall determine for each Eligible Employee or group of Eligible Employees with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Employee as an Award if the relevant measure of Company performance for the Performance Period is met.

     (c) If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, a reorganization of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

     (d) If an Eligible Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, or a significant event, as determined by the Committee, that Eligible Employee shall be entitled to payment in settlement of each Performance Share for which the Performance Period was prescribed (i) based upon the performance objectives satisfied at the end of such period and (ii) prorated for the portion of the Performance Period during which the Eligible Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Share in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Eligible Employee. If an Eligible Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Eligible Employee shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

     (e) Each Performance Share may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Performance Share or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

Section 7.  Restricted Stock

     (a) Restricted Stock may be received by an Eligible Employee either as an Award or as the result of an exercise of an Option or SAR or as payment for a Performance Share. Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

     (b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by an Eligible Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Eligible Employee shall expire and all restrictions on shares of Restricted Stock shall lapse upon the Eligible Employee’s death, Total Disability or retirement on or after age 65 or an earlier age with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

     (c) If an Eligible Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines, be forfeited by the Eligible Employee and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

     (d) The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the Eligible Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

     (e) Amounts equal to any dividends declared during the Restriction Period with respect to the number of shares of Restricted Stock credited to an Eligible Employee shall be paid to such Eligible Employee within 30 days after each dividend was declared unless, at the time of the Award, the Committee determined that such dividends should be reinvested in additional shares of Restricted Stock, in which case additional shares of Restricted Stock shall be issued to the Eligible Employee based on the Stock’s Fair Market Value at the time of each such dividend.

     (f) Nothing in this Section 7 shall preclude an Eligible Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

Section 8.  Deferred Stock

     (a) Deferred Stock may be credited to an Eligible Employee either as an Award or as the result of an exercise of an Option or SAR or as payment for a Performance Share. Deferred Stock shall be subject to a deferral period which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the “Deferral Period”). The Committee may provide for the expiration of the Deferral Period in installments where deemed appropriate.

     (b) Except as otherwise provided in this Section 8, no Deferred Stock credited to an Eligible Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Deferral Period; provided, however, the Deferral Period for any Eligible Employee shall expire upon the Eligible Employee’s death, Total Disability or retirement on or after age 65 or an earlier age with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

     (c) At the expiration of the Deferral Period, the Eligible Employee shall be entitled to receive a certificate pursuant to Section 10 for the number of shares of Stock equal to the number of shares of Deferred Stock credited on his or her behalf. Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares of Deferred Stock credited to an Eligible Employee shall be paid to such Eligible Employee within 30 days after each dividend was declared unless, at the time of the Award, the Committee determined that such dividends should be reinvested in additional shares of Deferred Stock, in which case additional shares of Deferred Stock shall be credited to the Eligible Employee based on the Stock’s Fair Market Value at the time of each such dividend.

     (d) If an Eligible Employee terminates employment with all Participating Companies for any reason before the expiration of the Deferral Period, all shares of Deferred Stock shall, unless the Committee otherwise determines, be forfeited by the Eligible Employee, and, in the case of Deferred Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

Section 9.  Other Stock-Based Awards

     The Committee may grant other Awards under the Plan which are denominated in stock units or pursuant to which shares of Stock may be acquired, including Awards valued using measures other than market value, if deemed by the Committee in its discretion to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the form of such Awards, the number of shares of Stock to be granted or covered pursuant to such Awards and all other terms and conditions of such Awards.

Section 10.  Issuance of Stock; Certificates for Awards of Stock

     (a) The Company shall not be liable in the event it is unable to issue or sell shares of Common Stock to any Eligible Employee holding an option or Award issued hereunder if such issuance or sale would be unlawful, nor shall the Company be liable if the issuance of sale of shares of Common Stock to an Eligible Employee pursuant to an option or Award granted hereunder is subsequently invalidated.

     (b) No shares shall be delivered upon exercise of any option or pursuant to any Award until all laws, rules, regulations and undertakings which the Committee may deeme applicable have been complied with. Subject to Section 7(d) and other provisions of this Section, each Eligible Employee entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Eligible Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

     (c) The Company shall not be required to issue Stock or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed or quoted and (ii) the completion of any registration, qualification, approval or authorization of such shares under any federal or state law, or any ruling or regulation or approval or authorization of any governmental body, stock exchange or organization providing market quotations for securities which the Company shall, in its sole discretion, determine to be necessary or advisable.

     (d) No shares of stock shall be delivered until the recipient Eligible Employee has delivered an appropriate representation and undertaking under the Securities Act of 1933 and any applicable state securities law. All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this subsection shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933 and an appropriate exemption, filing or qualification under state securities laws, or if the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

     (e) Except for the restrictions on Restricted Stock or Deferred Stock under Sections 7 and 8, each Eligible Employee who receives an award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Eligible Employee awarded an Option, a SAR or Performance Share or Deferred Stock shall have any right as a shareholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares.

Section 11.  Beneficiary

     (a) Each Eligible Employee shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award(s), if any, payable under the Plan upon his or her death. An Eligible Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Employee’s death, and in no event shall it be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of an Eligible Employee’s death, or if no designated Beneficiary survives the Eligible Employee or if such designation conflicts with applicable law, the Eligible Employee’s estate shall be entitled to receive the Award(s), if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award(s), the Company may retain such Award(s), without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award(s) into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

Section 12.  Administration of the Plan

     (a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board’s pleasure. Each member of the Committee shall be both a member of the Board and a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation. If at any time it is determined that the Board has not included, or does not include, sufficient disinterested persons to make up the minimum number required for the Committee, the Committee as so constituted shall nonetheless have all the powers and authority of the Committee provided for herein and all grants and awards shall nonetheless be valid and binding obligations of the Company; it being the intent of this sentence that any determination that one or more Committee members were not disinterested persons shall not impair any grants, awards and other action taken by the Committee.

     (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any related Award agreement and define the terms employed in the Plan or any Award agreement, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

     (d) The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of the Plan.

     (e) The Committee’s decisions and determinations under the Plan and with respect to any Award granted thereunder need not be uniform and may be made selectively among Eligible Employees, whether or not such Eligible Employees are similarly situated.

     (f) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

     (g) The Committee may employ such legal counsel, including without limitation independent legal counsel or counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

     (h) No member or former member of the Committee or the Board shall be liable for any action or determination, or any mistake, made in good faith with respect to the Plan or any Award granted under it or any agreement or contract authorized or executed under the Plan. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification or insurance the members or former members may have as directors or under the certificate of incorporation or by-laws of the Company, any policy of insurance, as a matter of law, or otherwise.

Section 13.  Amendment or Discontinuance

     The Board may, at any time, amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendment shall become effective unless approved by affirmative vote of the Company’s shareholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Exchange Act or any other rule or regulation. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any recipient of a previously granted award without his or her consent unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any successor rule under the Exchange Act or any other rule or regulation or any agreement with a securities exchange or quotation system.

Section 14.  Adjustments in Event of Change in Common Stock; Successor Corporation

     (a) In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other event which could distort the implementation of the Plan or the realization of its objectives, the Committee may make such appropriate adjustments in the number and kind of securities which may be issued pursuant to Awards under the Plan, including Awards then outstanding, or the terms, conditions or restrictions on securities or Awards as the Committee deems equitable.

     (b) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Eligible Employees’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer or assets.

Section 15.  Miscellaneous

     (a) Nothing in the Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

     (b) No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

     (c) No Eligible Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law. All payments of Awards provided for under the Plan shall be paid by the Company either by issuing shares of Stock, delivering previously issued shares of Stock, or by delivering cash from the general funds of the Company or other property of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established in connection with the Plan. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets, establish a special or separate fund, or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. If the Company shall make any investments or purchase or hold any assets or securities to aid it in meeting its obligations hereunder, the participant shall have no right, title, or interest whatsoever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.

     (d) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

     (e) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

     (f) The right of any Eligible Employee or other person to any Award payable under the Plan may not be assigned, transferred, donated, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 11 with respect to the designation of a Beneficiary, or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, donation, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Eligible Employee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Eligible Employee or his or her Beneficiary, then the Committee may terminate such person’s interest in any such payment and direct that the same be held and applied to or for the benefit of the Eligible Employee, his or her Beneficiary or any other persons deemed to be natural objects of his or her bounty, taking into account the expressed wishes of the Eligible Employee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

     (g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review to all Eligible Employees at all reasonable times at the Company’s administrative offices.

     (h) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Eligible Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes. The Committee may in its discretion adopt guidelines which permit the payment of such withholding taxes (which may be at the election of the Eligible Employee) by authorizing the Company to withhold shares of Stock to be issued, or by delivering to the Company shares of Stock owned by the Eligible Employee or Beneficiary, in either case having a Fair Market Value equal to the amount of such taxes to be withheld. The times at which and the conditions under which such election by the Eligible Employee may be exercise may be restricted in order to permit compliance with Rule 16(a) and (b) under the Exchange Act.

     (i) The Plan and grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required.

     (j) All elections, designations, requests, notices, instructions and other communications from an Eligible Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

     (k) The terms of the Plan shall be binding upon the Company and its successors and assigns.

     (l) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 16.  Effective Date and Shareholder Approval

     The Effective Date of the Plan shall be the date of its approval by the holders of a majority of the Company’s common stock voting at the Annual Meeting of Shareholders called to be held on January 17, 1992. No awards will be granted under the Plan after the expiration of ten years from the Effective Date.

PROXY	PROXY

MEDIWARE INFORMATION SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Lawrence Auriana and Michael Montgomery, and each of them, acting alone or jointly, as attorneys and agents, with full power of substitution, to vote as proxy all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Mediware Information Systems, Inc., to be held at 140 East 45th Street, 43rd Floor, New York, New York 10017 (the offices of The Kaufmann Fund, Inc.) at 10:00 a.m. on June 14, 2000, and any adjournments thereof, with respect to all matters as may properly come before the meeting or any adjournments thereof. Receipt of Notice of Meeting dated May 1, 2000 is hereby acknowledged.

The Board of Directors recommends a vote “FOR” the election of the four nominees as Class II directors and “FOR” the approval of the amendment to the 1992 Equity Incentive Plan.

1.	ELECTION OF CLASS II DIRECTORS:

NOMINEES: Joseph Delario, John C. Frieberg, Walter Kowsh and Michael Montgomery

______ FOR ALL NOMINEES                      ______ WITHHOLD ALL NOMINEES

______ WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE

_____________________________________________________________________________________
(To withhold authority to vote for any individual nominee and vote for the other nominees, write that nominee’s name in the space provided above.)

2.	PROPOSAL TO AMEND THE 1992 EQUITY INCENTIVE PLAN AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

______ FOR ______ AGAINST ______ ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEE DIRECTORS NAMED ON THE REVERSE SIDE AND “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1992 EQUITY INCENTIVE PLAN.

Dated ______________________, 2000

Signature(s) ______________________

*Please sign exactly as name(s) appear(s) above. If joint account, all joint owners should sign. When signing as attorney, trustee, administrator, executor, etc., state full title.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO THE OFFICE OF LAWRENCE AURIANA, 140 EAST 45TH STREET, 43RD FLOOR, NEW YORK, NY 10017.